Exhibit 99.1

Citrix Reports Fourth Quarter and Fiscal Year Financial Results

Annual revenue of $3.14 billion up 8 percent year over year

Deferred revenue of $1.56 billion, up 10 percent year-over-year, and 11 percent sequentially

SANTA CLARA, Calif.--(BUSINESS WIRE)--January 28, 2015--Citrix Systems, Inc. (NASDAQ:CTXS) today reported financial results for the fourth quarter and fiscal year ending December 31, 2014, and announced a restructuring program to drive strategic focus and operational efficiency.

Financial Results

For the fourth quarter of fiscal year 2014, Citrix achieved revenue of $851 million, compared to $802 million in the fourth quarter of fiscal year 2013, representing 6 percent revenue growth. For fiscal year 2014, Citrix reported annual revenue of $3.14 billion, compared to $2.92 billion for fiscal year 2013, an 8 percent increase.

GAAP Results

Net income for the fourth quarter of fiscal year 2014 was $95 million, or $0.58 per diluted share, compared to $139 million, or $0.74 per diluted share, for the fourth quarter of fiscal year 2013. GAAP results for the fourth quarter of fiscal year 2014 include impairment charges of $30 million related to certain intangible assets, which are included in amortization of product related and other intangible assets, as well as a restructuring charge of $3 million for severance costs related to a restructuring program implemented in the first quarter of 2014. Net income for the fourth quarter of fiscal year 2014 also includes net tax benefits of $12 million, or $0.08 per diluted share, primarily related to the extension of the 2014 federal research and development tax credit.

Annual net income for fiscal year 2014 was $252 million, or $1.47 per diluted share, compared to $340 million, or $1.80 per diluted share for fiscal year 2013. GAAP results for fiscal year 2014 include impairment charges of $60 million related to certain intangible assets, which are included in amortization of product related and other intangible assets, a charge of $21 million related to a previously disclosed patent lawsuit, as well as a restructuring charge of $20 million for severance costs related to a restructuring program implemented in the first quarter of 2014. In addition, GAAP net income for fiscal year 2014 includes net tax benefits of $21 million, or $0.12 per diluted share, primarily related to the closing of audits with the IRS for certain tax years and the extension of the 2014 federal research and development tax credit.

Non-GAAP Results

Non-GAAP net income for the fourth quarter of fiscal year 2014 was $180 million, or $1.10 per diluted share, compared to $195 million, or $1.04 per diluted share for the fourth quarter of fiscal year 2013. Non-GAAP net income for the fourth quarter of fiscal year 2014 includes net tax benefits of $12 million, or $0.08 per diluted share. Non-GAAP net income for the fourth quarter of fiscal year 2014 and 2013 exclude the effects of amortization of acquired intangible assets and stock-based compensation expense and the tax effects related to these items. Non-GAAP net income for the fourth quarter of fiscal year 2014 also excludes charges related to amortization of debt discount and the restructuring program implemented in the first quarter of fiscal year 2014 and the tax effects related to these items.

Annual non-GAAP net income for fiscal year 2014 was $565 million, or $3.30 per diluted share, compared to $568 million, or $3.02 per diluted share for fiscal year 2013. Non-GAAP net income for fiscal year 2014 includes net tax benefits of $21 million, or $0.12 per diluted share. Non-GAAP net income for fiscal year 2014 and 2013 excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses and the tax effects related to these items. Non-GAAP net income for fiscal year 2014 also excludes charges related to amortization of debt discount, a previously disclosed patent lawsuit and the restructuring program implemented in the first quarter of fiscal year 2014 and the tax effects related to these items.

2015 Restructuring Program

Citrix also announced the implementation of a restructuring program designed to increase strategic focus and operational efficiency. The restructuring will affect approximately 700 full-time and 200 contractor positions, and is expected to result in annualized pre-tax savings in the range of approximately $90 million to $100 million. Citrix expects to incur pre-tax charges in the range of approximately $40 million to $45 million related to employee severance arrangements and $9 million to $10 million related to the consolidation of leased facilities during fiscal year 2015.

“We hear every day from customers about the dual pressures they face – to deliver business results, while creating an engaging work-life experience for their people,” said Mark Templeton, president and CEO, Citrix. “Our focus on enabling a software-defined workplace is putting Citrix in front of this strategic challenge through the unique integration of our delivery networking solutions, workspace services and mobility apps. I’m proud of our 2014 performance, but we’re not satisfied. We are looking ahead to 2015 with a focus on innovation that delivers a better experience, more flexibility and greater security to our customers, and a more focused organizational footprint that enables profitable growth.”

Q4 Financial Summary

In reviewing the results for the fourth quarter of fiscal year 2014 compared to the fourth quarter of fiscal year 2013:

  Product and license revenue decreased 1 percent;
  Software as a service revenue increased 10 percent;
  Revenue from license updates and maintenance increased 9 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 15 percent;
  Net revenue increased in the EMEA region by 7 percent, increased in the Pacific region by 5 percent, and increased in the Americas region by 4 percent;
  Deferred revenue totaled $1.56 billion as of December 31, 2014, compared to $1.41 billion as of December 31, 2013, an increase of 10 percent; and
  Cash flow from operations was $190 million for the fourth quarter of fiscal year 2014, compared with $230 million for the fourth quarter of fiscal year 2013.

During the fourth quarter of fiscal year 2014:

  GAAP gross margin was 80 percent. Non-GAAP gross margin was 85 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 14 percent. Non-GAAP operating margin was 26 percent, excluding the effects of amortization of acquired intangible assets, stock-based compensation expense, and costs associated with the 2014 restructuring program; and
  The company received 3.3 million shares, of which 2.6 million related to the company’s accelerated share repurchase agreement and 0.7 million shares from repurchases at an average price of $65.26.

Annual Financial Summary

In reviewing the results for fiscal year 2014 compared to fiscal year 2013:

  Product and license revenue increased 1 percent;
  Software as a service revenue increased 12 percent;
  Revenue from license updates and maintenance increased 9 percent;
  Professional services revenue, which is comprised of consulting, product training and certification, increased 26 percent;
  Net revenue increased in the EMEA region by 9 percent, increased in the Pacific region by 6 percent and increased in the Americas region by 5 percent; and
  Cash flow from operations was $846 million for fiscal year 2014 compared with $928 million for fiscal year 2013.

During the year ending December 31, 2014:

  GAAP gross margin was 80 percent. Non-GAAP gross margin was 85 percent, excluding the effects of amortization of acquired product related intangible assets and stock-based compensation expense;
  GAAP operating margin was 10 percent. Non-GAAP operating margin was 22 percent, excluding the effects of amortization of acquired intangible assets, stock-based compensation expense, the charge related to a previously disclosed patent lawsuit, and costs associated with the 2014 restructuring program; and
  The company received 26.1 million shares, of which 21.8 million related to the company’s accelerated share repurchase agreement and 4.3 million shares from repurchases at an average price of $64.00.

Financial Outlook for Fiscal Year 2015

Citrix management expects to achieve the following results for the fiscal year ending December 31, 2015:

  Net revenue is targeted to be in the range of $3.29 billion to $3.33 billion.
  Today’s announcement regarding the restructuring of the company’s global workforce is expected to result in annualized pre-tax savings in the range of approximately $90 million to $100 million. Citrix expects to incur pre-tax charges in the range of approximately $40 million to $45 million related to employee severance arrangements and approximately $9 million to $10 million related to the consolidation of leased facilities during fiscal year 2015.
  GAAP diluted earnings per share is targeted to be in the range of $2.10 to $2.15. Non-GAAP diluted earnings per share is targeted to be in the range of $3.60 to $3.65, excluding $1.00 related to the effects of stock-based compensation expenses, $0.61 related to the effects of amortization of acquired intangible assets, $0.33 related to restructuring charges, $0.19 related to the effects of amortization of debt discount and $(0.58) to $(0.68) for the tax effects related to these items.
  GAAP tax rate is targeted to be in the range of 17 percent to 18 percent. Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, amortization of debt discount and restructuring charges, is targeted to be in the range of 22 percent to 23 percent.

Financial Outlook for First Quarter 2015

Citrix management expects to achieve the following results for the first quarter of fiscal year 2015 ending March 31, 2015:

  Net revenue is targeted to be in the range of $780 million to $790 million.
  In the first quarter of fiscal year 2015, Citrix expects to incur a pre-tax charge in the range of approximately $30 million to $35 million related to employee severance arrangements and approximately $3 million to $5 million related to the consolidation of leased facilities in connection with the 2015 restructuring program.
  GAAP diluted earnings per share is targeted to be in the range of $0.20 to $0.22. Non-GAAP diluted earnings per share is targeted to be in the range of $0.70 to $0.72, excluding $0.26 related to the effects of stock-based compensation expenses, $0.16 related to the effects of amortization of acquired intangible assets, $0.22 related to restructuring charges, $0.05 related to the effects of amortization of debt discount and $(0.17) to $(0.21) for the tax effects related to these items.
  GAAP tax rate is targeted to be in the range of 17 percent to 18 percent. Non-GAAP tax rate, which excludes the effects of amortization of acquired intangible assets, stock-based compensation expenses, amortization of debt discount and restructuring charges, is targeted to be in the range of 22 percent to 23 percent.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

Conference Call Information

Citrix will host a conference call today at 4:45 p.m. ET to discuss its financial results, quarterly highlights and business outlook. The call will include a slide presentation, and participants are encouraged to listen to and view the presentation via webcast at http://www.citrix.com/investors.

The conference call may also be accessed by dialing: (888) 799-0519 or (706) 634-0155, using passcode: CITRIX. A replay of the webcast can be viewed for approximately 30 days on the Investor Relations section of the Citrix corporate website at http://www.citrix.com/investors.

About Citrix

Citrix (NASDAQ:CTXS) is leading the transition to software-defining the workplace, uniting virtualization, mobility management, networking and SaaS solutions to enable new ways for businesses and people to work better. Citrix solutions power business mobility through secure, mobile workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. With annual revenue in 2014 of $3.14 billion, Citrix solutions are in use at more than 330,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's chief executive officer, statements concerning our restructuring program and expected cost savings, statements contained in the Financial Outlook for Fiscal Year 2015 and First Quarter 2015 sections and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including competition, demand and pricing dynamics and other transitions in the markets for Citrix's virtualization products and collaboration services; the company's ability to develop and commercialize new products and services, including its enterprise mobility products, while growing its established virtualization, networking and collaboration products and services; disruptions due to its restructuring program, changes and transitions in key personnel and succession risks; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to achieve anticipated cost savings from the restructuring program and other cost reduction initiatives; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of a write-off or impairment of acquired assets, underperforming businesses, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

CITRIX SYSTEMS, INC. Condensed Consolidated Statements of Income (In thousands, except per share data - unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Product and licenses	$267,367	$269,889	$899,736	$891,630
Software as a service	168,398	153,269	651,562	582,872
License updates and maintenance	366,952	337,036	1,416,017	1,305,053
Professional services	48,766	42,226	175,541	138,879
Total net revenues	851,483	802,420	3,142,856	2,918,434

Cost of net revenues:
Cost of product and licenses revenues	35,966	30,467	124,110	114,932
Cost of services and maintenance revenues	94,920	81,749	349,683	289,990
Amortization of product related intangible assets	43,766	24,492	146,426	97,873
Total cost of net revenues	174,652	136,708	620,219	502,795
Gross margin	676,831	665,712	2,522,637	2,415,639

Operating expenses:
Research and development	141,947	126,498	553,817	516,338
Sales, marketing and services	323,978	301,486	1,280,265	1,216,680
General and administrative	77,316	66,528	319,922	260,236
Amortization of other intangible assets	13,043	10,346	45,898	41,668
Restructuring	3,139	-	20,424	-
Total operating expenses	559,423	504,858	2,220,326	2,034,922

Income from operations	117,408	160,854	302,311	380,717

Interest income	2,716	2,132	9,421	8,194
Interest expense	10,731	26	28,332	128
Other expense, net	(1,692)	(942)	(7,694)	(893)
Income before income taxes	107,701	162,018	275,706	387,890

Income tax expense	12,473	23,374	23,983	48,367
Net income	$95,228	$138,644	$251,723	$339,523

Earnings per common share – diluted	$0.58	$0.74	$1.47	$1.80
Weighted average shares outstanding – diluted	163,215	186,500	171,300	188,245

CITRIX SYSTEMS, INC. Condensed Consolidated Balance Sheets (In thousands - unaudited)

	December 31, 2014	December 31, 2013
ASSETS:
Cash and cash equivalents	$260,149	$280,740
Short-term investments	529,260	453,976
Accounts receivable, net	674,401	654,821
Inventories, net	12,617	14,107
Prepaid expenses and other current assets	166,005	110,981
Current portion of deferred tax assets, net	45,892	48,470
Total current assets	1,688,324	1,563,095

Long-term investments	1,073,110	855,700
Property and equipment, net	367,779	338,996
Goodwill	1,796,851	1,768,949
Other intangible assets, net	390,717	509,595
Long-term portion of deferred tax assets, net	128,198	115,418
Other assets	67,028	60,496
Total assets	$5,512,007	$5,212,249

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Accounts payable	79,884	78,452
Accrued expenses and other current liabilities	298,079	257,606
Income taxes payable	12,053	29,322
Current portion of deferred revenues	1,200,093	1,098,681
Total current liabilities	1,590,109	1,464,061

Long-term portion of deferred revenues	357,771	313,059
Convertible notes	1,292,953	-
Other liabilities	97,529	115,322

Stockholders’ equity:
Common stock	295	291
Additional paid-in capital	4,292,706	3,974,297
Retained earnings	3,155,264	2,903,541
Accumulated other comprehensive (loss) income	(36,790)	4,951
Less – common stock in treasury, at cost	(5,237,830)	(3,563,273)
Total stockholders’ equity	2,173,645	3,319,807
Total liabilities and stockholders’ equity	$5,512,007	$5,212,249

CITRIX SYSTEMS, INC. Condensed Consolidated Statement of Cash Flows (In thousands – unaudited)

	Three Months Ended December 31, 2014	Year Ended December 31, 2014
OPERATING ACTIVITIES
Net Income	$95,228	$251,723
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	93,454	330,270
Amortization of debt discount and transaction costs	8,789	23,293
Stock-based compensation expense	40,847	169,287
Provision for accounts receivable allowances	3,220	7,910
Deferred income tax benefit	(11,868)	(36,982)
Other non-cash items	2,875	3,610
Total adjustments to reconcile net income to net cash	137,317	497,388
provided by operating activities
Changes in operating assets and liabilities, net of the effects of acquisitions:
Accounts receivable	(213,504)	(30,962)
Inventory	3,175	(1,167)
Prepaid expenses and other current assets	(2,370)	(8,133)
Other assets	(153)	1,498
Deferred revenues	154,306	146,123
Accounts payable	(7,486)	40
Income taxes, net	8,061)	(79,119)
Accrued expenses	8,349	62,195
Other liabilities	7,508	6,395
Total changes in operating assets and liabilities, net of the effects of acquisitions	(42,114)	96,870
Net cash provided by operating activities	190,431	845,981
INVESTING ACTIVITIES
Purchases of available-for-sale investments, net	(23,896)	(289,730)
Purchases of property and equipment	(49,975)	(165,417)
Cash paid for acquisitions, net of cash acquired	(57,717)	(101,059)
Proceeds related to cost method investments	142	4,049
Purchases of cost method investments	(801)	(3,624)
Cash paid for licensing and core technology	(964)	(13,676)
Net cash used in investing activities	(133,211)	(569,457)
FINANCING ACTIVITIES
Proceeds from issuance of common stock under stock-based compensation plans	7,944	46,618
Proceeds from issuance of convertible notes, net of debt issuance costs	-	1,415,717
Purchase of convertible note hedges	-	(184,288)
Proceeds from issuance of warrants	-	101,775
Repayment of acquired debt	(300)	(4,066)
Excess tax benefit from stock-based compensation	1,010	6,132
Stock repurchases, net	(39,899)	(1,640,885)
Cash paid for tax withholding on vested stock awards	(5,894)	(33,671)
Net cash used in financing activities	(37,139)	(292,668)

Effect of exchange rate changes on cash and cash equivalents	(2,719)	(4,447)
Change in cash and cash equivalents	17,362	(20,591)
Cash and cash equivalents at beginning of period	242,787	280,740
Cash and cash equivalents at end of period	$260,149	$260,149

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring program, significant litigation charges and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount and the consolidation of leased facilities, are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.
  Charges or benefits related to significant litigation are not anticipated to be ongoing costs; and, thus, are outside of the normal operations of the Company's business. These charges or benefits are recorded in the period when it is probable a liability had been incurred and the amount of loss can be reasonably estimated even though the subject matter of the underlying dispute may relate to multiple or different periods. As such, the Company believes that these expenses do not accurately reflect the underlying performance of continuing operations for the period in which they are incurred.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization related to newly acquired intangible assets and debt discount, additional charges related to its restructuring program, significant litigation charges and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation (In thousands, except per share, gross margin and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

Three Months Ended December 31, 2014
GAAP gross margin	79.5%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	5.1
Non-GAAP gross margin	84.7%

Three Months Ended December 31, 2014
GAAP operating margin	13.8%
Add: stock-based compensation	4.8
Add: amortization of product related intangible assets	5.1
Add: amortization of other intangible assets	1.5
Add: restructuring charges	0.4
Non-GAAP operating margin	25.6%

	Three Months Ended December 31,
	2014	2013
GAAP net income	$95,228	$138,644
Add: stock-based compensation	40,847	46,635
Add: amortization of product related intangible assets	43,766	24,492
Add: amortization of other intangible assets	13,043	10,346
Add: amortization of debt discount	7,861	-
Add: restructuring charges	3,139	-
Less: tax effects related to above items	(24,026)	(25,422)
Non-GAAP net income	$179,858	$194,695

	Three Months Ended December 31,
	2014	2013
GAAP earnings per share – diluted	$0.58	$0.74
Add: stock-based compensation	0.25	0.25
Add: amortization of product related intangible assets	0.27	0.13
Add: amortization of other intangible assets	0.08	0.06
Add: amortization of debt discount	0.05	-
Add: restructuring charges	0.02	-
Less: tax effects related to above items	(0.15)	(0.14)
Non-GAAP earnings per share – diluted	$1.10	$1.04

CITRIX SYSTEMS, INC.

Twelve Months Ended December 31, 2014
GAAP gross margin	80.2%
Add: stock-based compensation	0.1
Add: amortization of product related intangible assets	4.7
Non-GAAP gross margin	85.0%

Twelve Months Ended December 31, 2014
GAAP operating margin	9.6%
Add: stock-based compensation	5.4
Add: amortization of product related intangible assets	4.7
Add: amortization of other intangible assets	1.5
Add: restructuring charges	0.6
Add: charge related to a previously disclosed patent lawsuit	0.6
Non-GAAP operating margin	22.4%

	Twelve Months Ended December 31,
	2014	2013
GAAP net income	$251,723	$339,523
Add: stock-based compensation	169,287	183,941
Add: amortization of product related intangible assets	146,426	97,873
Add: amortization of other intangible assets	45,898	41,668
Add: amortization of debt discount	20,832	-
Add: restructuring charges	20,424	-
Add: charge related to a previously disclosed patent lawsuit	20,727	-
Less: tax effects related to above items	(110,000)	(95,009)
Non-GAAP net income	$565,317	$567,996

	Twelve Months Ended December 31,
	2014	2013
GAAP earnings per share – diluted	$1.47	$1.80
Add: stock-based compensation	0.99	0.98
Add: amortization of product related intangible assets	0.85	0.52
Add: amortization of other intangible assets	0.27	0.22
Add: amortization of debt discount	0.12	-
Add: restructuring charges	0.12	-
Add: charge related to a previously disclosed patent lawsuit	0.12	-
Less: tax effects related to above items	(0.64)	(0.50)
Non-GAAP earnings per share – diluted	$3.30	$3.02

Forward Looking Guidance

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2015	2015
GAAP earnings per share – diluted	$0.20 to $0.22	$2.10 to $2.15
Add: adjustments to exclude the effects of amortization of intangible assets	0.16	0.61
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.26	1.00
Add: adjustments to exclude the effects of amortization of debt discount	0.05	0.19
Add: adjustments to exclude the effects of restructuring charges	0.22	0.33
Less: tax effects related to above items	(0.17) to (0.21)	(0.58) to (0.68)
Non-GAAP earnings per share – diluted	$0.70 to $0.72	$3.60 to $3.65

	For the Three Months Ended March 31,	For the Twelve Months Ended December 31,
	2015	2015
GAAP tax rate	17.0% - 18.0%	17.0% - 18.0%
Add: tax effects of stock-based compensation, amortization of intangible assets, amortization of debt discount and restructuring charges	5.0	5.0
Non-GAAP tax rate	22.0% - 23.0%	22.0% - 23.0%

CONTACT:
Citrix Systems, Inc.
Media inquiries:
Julie Geer, 408-790-8543
julie.geer@citrix.com
or
Investor inquiries:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com